Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Nogin, Inc. (formerly known as Software Acquisition Group Inc. III) on Form S-1 of our report dated March 29, 2022, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of Software Acquisition Group Inc. III as of December 31, 2021 and for the period from January 5, 2021 through December 31, 2021, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on August 27, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

Boston, MA 02109

September 15, 2022